EXHIBIT 10.2

HARVARD BIOSCIENCE, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Harvard Bioscience, Inc. (“Company”), entered into an Employment Agreement (“Agreement”) with  Robert E. Gagnon (“Executive”) on October 2, 2013; and

WHEREAS, the parties desire to amend such Employment Agreement to modify and extend the term thereunder; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following, effective immediately:

1.  Amendments.  Section 1 of the Agreement is hereby amended and restated as follows:

“           1. Employment.  The term of this Agreement shall extend from October 23, 2013 (the “Commencement Date”) until August 26, 2016; provided, however, that the term of this Agreement shall automatically be extended for two additional years following the end of the term then in effect unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend this Agreement; provided, further, that if a Change in Control occurs during the original or extended term of this Agreement, the term of this Agreement shall, notwithstanding anything in this sentence to the contrary, continue in effect for a period of not less than twelve (12) months beyond the month in which the Change in Control occurred. The term of this Agreement shall be subject to termination as provided in Paragraph 7 and may be referred to herein as the “Period of Employment.”

2.  Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this agreement at or prior to the effectiveness of any succession shall be a breach of this agreement and the Agreement and shall constitute Good Reason (as defined under the Agreement) if the Executive elects to terminate employment.

3.  Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

 [signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of this 30th day of July, 2014.

HARVARD BIOSCIENCE, INC.

By: /s/ Jeffrey A. Duchemin
Name: Jeffrey A. Duchemin
Title: Chief Executive Officer

EXECUTIVE

/s/ Robert E. Gagnon
Robert E. Gagnon, individually